Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Appendix D - Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated December 31, 2021.
We also consent to the incorporation by reference of our report dated October 21, 2021, with respect to the financial statements and financial highlights of Principal Funds, Inc., (comprising Blue Chip Fund, Bond Market Index Fund, Diversified Real Asset Fund (consolidated), Edge MidCap Fund, Global Multi-Strategy Fund (consolidated), International Equity Index Fund, International Small Company Fund, Opportunistic Municipal Fund, Origin Emerging Markets Fund, Small-MidCap Dividend Income Fund, Small-MidCap Growth Fund, and Spectrum Preferred and Capital Securities Income Fund) and our report dated October 21, 2021, with respect to the financial statements and financial highlights of Principal Funds, Inc., (comprising Capital Securities Fund) included in their Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2021, into this Post-Effective Amendment No. 275 to the Registration Statement (Form N-1A, File No. 033-59474), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
December 28, 2021